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                            ARTICLES OF INCORPORATION
                                       OF
                       CARE MANAGEMENT SCIENCE CORPORATION
                          (A PENNSYLVANIA CORPORATION)

         FIRST.            CORPORATE NAME.  The name of the corporation is Care
Management Science Corporation (hereinafter referred to as the "Corporation").

         SECOND.           REGISTERED OFFICE.  The location and post office
address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 3600 Market Street, 6th Floor, Philadelphia, Pennsylvania 19104 in the County of Philadelphia.

         THIRD.            GOVERNING LAW.  The corporation is incorporated under
the provisions of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL").

         FOURTH.           CORPORATE PURPOSES.  The purposes for which the
Corporation is incorporated under the Pennsylvania BCL are to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Pennsylvania BCL including, but not limited to, the provision of management services to medical facilities.

         FIFTH.            CORPORATE EXISTENCE.  The term of existence of the
Corporation is perpetual.

         SIXTH.            CAPITAL STOCK.

                  SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,679,898 shares, consisting of 16,000,000 shares of Common Stock, no par value (the "COMMON STOCK") and 10,679,898 shares of Preferred Stock, no par value, consisting of
(i) 2,366,947 shares of Series C Convertible Preferred Stock, no par value (the "SERIES C CONVERTIBLE PREFERRED"), (ii) 2,328,000 shares of Series D Convertible Preferred Stock, no par value (the "SERIES D CONVERTIBLE PREFERRED"), (iii) 2,058,004 shares of Series E Convertible Preferred Stock, no par value (the "SERIES E CONVERTIBLE PREFERRED"), (iv) 2,366,947 shares of Series F Redeemable Preferred Stock, no par value (the "SERIES F REDEEMABLE PREFERRED"), (v) 1,560,000 shares of Series G Redeemable Preferred Stock, no par value (the "SERIES G REDEEMABLE PREFERRED". The Series C Convertible Preferred, Series D Convertible Preferred, Series E Convertible Preferred, Series F Redeemable Preferred and Series G Redeemable Preferred shall sometimes be collectively referred to herein as "SERIES PREFERRED".

                  SECTION 2. The powers, preferences, rights, qualifications, limitations and restrictions of the Series Preferred and the Common Stock are as follows (capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 2(G)):


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                  A.       SERIES C  CONVERTIBLE PREFERRED.

                           1.       RANKING.  The Series C Convertible Preferred
shall rank on a parity with the other Series Preferred with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

                           2.       DIVIDENDS AND DISTRIBUTIONS.

                                    (a)     DIVIDENDS.  The holders of shares of
Series C Convertible Preferred shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of funds legally available therefor ("LEGALLY AVAILABLE FUNDS"). No dividends may be declared or paid on the Series C Convertible Preferred unless simultaneously therewith, the Board of Directors also declares or pays dividends ratably on the other Series Preferred in accordance with the terms of those securities.

                                    (b)     ACCRUED DIVIDENDS; RECORD DATE.
Dividends payable on the Series C Convertible Preferred shall begin to accrue and be cumulative from December 24, 1998 at an annual rate equal to 8% based upon the Series C Liquidation Preference, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Series C Convertible Preferred entitled to receive payment of any dividends payable pursuant to
Section 2(A)(2)(a), which record date shall not be more than 60 days prior to the applicable dividend payment date.

                                    (c)     DIVIDENDS PRO RATA.  All dividends
paid with respect to shares of Series C Convertible Preferred pursuant to this
Section 2(A)(2) shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated for the payment of dividends with respect to the shares of Series C Convertible Preferred pro rata based upon the Series C Liquidation Preference.

                                    (d)     CERTAIN RESTRICTIONS.
                                            (1)  If any dividends accrued on
         shares of Series C Convertible Preferred as provided in this Section 2(A)(2) are not paid in full in cash, then until all such dividends shall have been paid in full in cash, the Corporation shall not (x) declare or pay cash dividends on, make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation ranking junior to the Series C Convertible Preferred (y) declare or pay dividends on, or make any other distributions with respect to, any shares of the other Series Preferred, except dividends or distributions paid ratably on all Series Preferred in


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         accordance with the terms of those securities, or (z) redeem, purchase or otherwise acquire for consideration any shares of the other Series Preferred, except redemptions, purchases or other acquisitions for consideration effected ratably on the Series Preferred, in proportion to the total amounts to which the holders of all shares of the Series Preferred would be entitled on a liquidation, dissolution or winding up of the Corporation.

                                            (2)      The Corporation shall not
         cause any Person to make any distribution with respect to or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation unless the Corporation could, pursuant to subsection
         (1) of this Section 2(A)(2)(d), make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                                    (e)     DIVIDEND WAIVER.  If the Corporation
consummates a Qualified Public Offering or a Qualified Sale Transaction at any time prior to December 24, 2002, then all accrued and unpaid dividends on the Series C Convertible Preferred to the date of the closing of such Qualified Public Offering or Qualified Sale Transactions shall be automatically waived if the per share value placed on the Series C Convertible Preferred in such offering or sale (without reference to such accrued dividends) equals at least seven times the Series C Liquidation Preference.

                           3.       VOTING RIGHTS.  In addition to any voting
rights provided by law, the holders of shares of Series C Convertible Preferred shall have the following voting rights:

                                    (a)     Except as otherwise required by
applicable law, each share of Series C Convertible Preferred shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each share of Series C Convertible Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast assuming that such shares of Series C Convertible Preferred had been converted, on the record date for determining the stockholders of the Corporation eligible to vote on any such matters, into the maximum number of shares of Common Stock into which such shares of Series C Convertible Preferred are then convertible as provided in Section 2(A)(5).

                                    (b)     Unless the consent or approval of a
greater number of shares shall then be required by law, the affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding shares of Series C Convertible Preferred and Series F Redeemable Preferred, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders or by written consent, shall be necessary to (i) authorize or issue any capital stock senior to or on a parity with the Series Preferred or reclassify capital stock junior to the Series Preferred as stock on a parity with or senior to the Series Preferred or


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reclassify any series of the Series Preferred as senior to any other of such series, (ii) repurchase, redeem, or declare any dividends or other distributions with respect to any equity securities of the Corporation (other than (a) dividends on the Series Preferred or redemption of the Series Preferred in accordance with the terms hereof, and (b) purchases of Common Stock from employees of the Corporation or any of its subsidiaries in an amount not to exceed $50,000 in any 12-month period or as otherwise approved by the compensation committee of the Board of Directors of the Corporation), (iii) authorize, adopt or approve an amendment to this Amended and Restated Certificate of Incorporation that would increase or decrease the par value of the shares of Series C Convertible Preferred or Series F Redeemable Preferred, alter or change the powers, preferences or special rights of the shares of Series C Convertible Preferred or Series F Redeemable Preferred, or alter or change the powers, preferences or special rights of any other capital stock of the Corporation so as to adversely affect the powers, preferences or special rights of the Series C Convertible Preferred or Series F Redeemable Preferred or, (iv) amend, alter or repeal this Amended and Restated Certificate of Incorporation or the Corporation's By-laws so as to affect the shares of Series C Convertible Preferred or Series F Redeemable Preferred adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation.

                           4.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                                    (a)     In the event of any liquidation,
dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Series C Convertible Preferred and the Series F Redeemable Preferred, the holders of shares of Series C Convertible Preferred and Series F Redeemable Preferred shall be entitled to be paid, in the case of the Series C Convertible Preferred, an amount equal to the greater of (i) the Series C Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series C Convertible Preferred or (ii) the amount that the holders of shares of Series C Convertible Preferred would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of the Series C Convertible Preferred had converted their shares immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up and, in the case of the Series F Redeemable Preferred, an amount equal to the Series F Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series F Redeemable Preferred, in either case, before any payment or distribution is made to any class or series of capital stock ranking junior to the Series F Redeemable Preferred and Series C Convertible Preferred.

                                    (b)     If, upon any liquidation,
dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series Preferred shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series Preferred shall be distributed among and paid to such holders ratably in


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proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                                    (c)     Neither the consolidation or merger
of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(A)(4).

                           5.       CONVERSION.

                                    (a)     STOCKHOLDERS' RIGHT TO CONVERT.
Each share of Series C Convertible Preferred shall be convertible, at the option of the holder thereof, at any time, or from time to time, into Series C Conversion Units (as defined below), at a rate of one Series C Conversion Unit for one share of Series C Convertible Preferred. A "SERIES C CONVERSION UNIT" shall, subject to the last sentence in Section 2(A)(5)(b), consist of (1) that number of shares of Common Stock equal to a fraction, the numerator of which is the Series C Liquidation Preference and the denominator of which is the Series C Conversion Price and (2) one share of Series F Redeemable Preferred.

                           The option to convert into Series C Conversion Units
shall be exercised by surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series C Convertible Preferred, Series F Redeemable Preferred and Common Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and at the time of such surrender, the Person in whose name any certificate for shares of Common Stock and Series F Redeemable Preferred shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock and Series F Redeemable Preferred on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock and Series F Redeemable Preferred shall not then be actually delivered to such Person.

                                    (b)     AUTOMATIC CONVERSION.  On the
Mandatory Redemption Date, all but not less than all outstanding shares of Series C Convertible Preferred shall auto matically, with no further action required to be taken by the Corporation or the holder thereof, be converted into Series C Conversion Units, at a rate of one Series C Conversion Unit for one share of Series C Convertible Preferred. Immediately thereafter, each holder of Series C Convertible Preferred shall be deemed to be the holder of record of the Series F Redeemable Preferred and Common Stock issuable upon conversion of such holder's Series C Convertible Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Series F Redeemable Preferred or Common Stock shall not then be actually delivered to such person. Upon notice from the Corporation, each holder of Series C Convertible Preferred so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series C Convertible Preferred,

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Series F Redeemable Preferred and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding the foregoing, if any Qualified Public Offering or Qualified Sale Transaction closes on or before December 24, 2002, and such offering or sale would place a per share value on the Series C Convertible Preferred (without reference to any dividends accrued on the Series C Convertible Preferred) equal to at least seven times the Series C Liquidation Preference, then the Series C Conversion Unit into which the Series C Convertible Preferred is convertible shall consist solely of the number of shares of Common Stock equal to a fraction, the numerator of which is the Series C Liquidation Preference and the denominator which is the Series C Conversion Price.

                                    (c)     ACCRUED DIVIDENDS.  Subject to
Section 2(A)(2)(e), if conversion pursuant to Section 2(A)(5)(a) or 2(A)(5)(b) occurs at a time when there are any accrued and unpaid dividends or other amounts due on the shares of Series C Convertible Preferred, such dividends and other amounts shall continue to be deferred but shall be paid in full by the Corporation to the holder of the shares of Series F Redeemable Preferred into which such shares of Series C Convertible Preferred were converted no later than the Mandatory Redemption Date.

                                    (d)     ANTI-DILUTION ADJUSTMENTS.

                                            (i)      DIVIDEND, SUBDIVISION,
         COMBINATION OR RECLASSIFICATION OF CORPORATION COMMON STOCK OR SERIES F REDEEMABLE PREFERRED. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Corporation Common Stock or Series F Redeemable Preferred payable in shares of its capital stock (including Corporation Common Stock or Series F Redeemable Preferred),
         (b) subdivide the outstanding Corporation Common Stock or Series F Redeemable Preferred, (c) combine the outstanding Corporation Common Stock or Series F Redeemable Preferred into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Corporation Common Stock or Series F Redeemable Preferred (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the number of shares of Corporation Common Stock or Series F Redeemable Preferred constituting part of a Series C Conversion Unit at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of shares of Corporation Common Stock or Series F Redeemable Preferred issuable on such date shall be proportionately adjusted so that, in connection with a conversion of the Series C Convertible Preferred after such date, the holder of the Series C Convertible Preferred shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date


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         of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the number of shares of Common Stock or Series F Redeemable Preferred constituting part of a Series C
         Conversion Unit shall be adjusted to that number of shares of Common Stock or Series F Redeemable Preferred constituting part of a Series C Conversion Unit immediately prior to such record date.

                                            (ii)     ISSUANCE OF RIGHTS TO
         PURCHASE CORPORATION COMMON STOCK BELOW CURRENT MARKET PRICE OR SERIES C DILUTION PRICE. If the Corporation shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Corporation Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Corporation Common Stock or securities convertible into Corporation Common Stock at a price per share of Corporation Common Stock, or having a conversion price per share of Corporation Common Stock, if a security is convertible into Corporation Common Stock (determined in each such case by dividing (W) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into Corporation Common Stock by (X) the total number of shares of Corporation Common Stock covered by such rights, warrants or other securities convertible into Corporation Common Stock), lower than either the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Series C Dilution Price, then, subject to the next succeeding sentence, the Series C Conversion Price shall be reduced to the price determined by multiplying the Series C Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Corporation Common Stock outstanding on such record date plus the number of additional shares of Corporation Common Stock which the aggregate offering price of the total number of shares of the Corporation Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Series C Applicable Price, and the denominator of which shall be the number of shares of Corporation Common Stock outstanding on such record date plus the number of additional shares of Corporation Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered or initially convertible). Notwithstanding the foregoing, if the sum of (Y) the aggregate offering price of the total number of shares of the Corporation Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) and (Z) the aggregate offering price of all shares of Corporation Common Stock (or the aggregate initial conversion price of all convertible securities) previously offered pursuant to the first sentence of this Section 2(A)(5)(d)(ii) or Section 2(A)(5)(d)(iv), equals $2,000,000 or more, and if in such offering the price per share of such Common Stock or convertible securities (in each case as determined above) is lower than the Series C Dilution Price,


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         then the Series C Conversion Price shall be reduced to equal such price per share. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof, or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series C Convertible Preferred and such other Series Preferred that qualify for similar anti-dilution protection upon such issuance. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights or warrants are not so issued, the Series C Conversion Price shall be adjusted to the Series C Conversion Price in effect immediately prior to such record date.

                                            (iii)    CERTAIN DISTRIBUTIONS.  If
         the Corporation shall, at any time or from time to time, fix a record date for the distribution to all holders of Corporation Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (i) regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or
         (ii) dividends payable in capital stock for which adjustment is made under Section 2(A)(5)(d)(i)) or subscription rights or warrants (excluding those referred to in Section 2(A)(5)(d)(ii)), the Series C Conversion Price shall be reduced to the price determined by multiplying the Series C Conversion Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as agreed upon by at least a majority of the members of the Board of Directors of the Corporation, or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree thereon, the fair market value as determined by an independent investment bank of nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series C Convertible Preferred and such other Series Preferred that would qualify for similar anti-dilution protection) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Corporation Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Series C Conversion Price shall be adjusted to the Series C Conversion Price in effect immediately prior to such record date.


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                                    (iv)    ISSUANCE OF CORPORATION COMMON STOCK
         BELOW CURRENT MARKET PRICE OR SERIES C DILUTION PRICE. If the Corporation shall, at any time or from time to time, directly or indirectly, sell or issue shares of Corporation Common Stock
         (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Corporation Common Stock (excluding (a) shares issued in any of the transactions described in Section 2(A)(5)(d)(i), (ii) or (iii), (b) shares issued upon the exercise or conversion of Series C Convertible Preferred, Series D Convertible Preferred or Series E Convertible Preferred, or any other securities convertible into or exchangeable for shares of Corporation Common Stock outstanding on the Issue Date of the Series C Convertible Preferred, (c) options for up to 1,705,626 shares of Common Stock (subject to adjustment in the circumstances set forth in Section 2(A)(5)(d)(i)) issuable pursuant to bona fide employee benefit plans or arrangements approved or adopted by the Corporation's Board of Directors, and the shares of Common Stock issuable on exercise of such options, if such options or shares would otherwise be included in this Section 2(A)(5)(d)(iv), (d) shares of Common Stock and options for shares of Common Stock (subject to adjustment in the circumstances set forth in Section 2(A)(5)(d)(i)) issuable in connection with acquisitions approved by at least 80% of the Corporation's Board of Directors, and the shares of Common Stock issuable on exercise of such options, if such options or shares would otherwise be included in this
         Section 2(A)(5)(d)(iv) and (e) the Series D Warrants and Series E Warrants and the shares of Common Stock issuable upon conversion of the shares of Series D Convertible Preferred and Series E Convertible Preferred issuable upon exercise of such warrants, if such warrants or shares would otherwise be included in this Section 2(a)(5)(d)(iv)) at a price per share of Corporation Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (W) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (X) the total number of shares of Corporation Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than either the Current Market Price per share of Common Stock or the Series C Dilution Price immediately prior to such sale or issuance, then, subject to the next succeeding sentence, the Series C Conversion Price shall be reduced to the price determined by multiplying the Series C Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Corporation Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Corporation Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Series C Applicable Price and the denominator of which shall be the total number of shares of Corporation Common Stock outstanding immediately after such sale or issuance. Notwithstanding the foregoing, if the sum of (Y) the aggregate consideration received (determined as provided below) for such sale or issuance and (Z) the aggregate


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         consideration received (determined as provided below) for all sales or issuances previously executed pursuant to the first sentence of this
         Section 2(A)(5)(d)(iv) or Section 2(A)(5)(d)(ii), equals $2,000,000 or more, and if in such sale or issuance the per share price of such Common Stock, or such rights, options, warrants, or convertible or exchangeable securities (determined as provided above) is lower than the Series C Dilution Price, then the Series C Conversion Price shall be reduced to equal such price per share. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Corporation Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Corporation Common Stock covered thereby. If the Corporation shall sell or issue shares of Corporation Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Corporation Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence and the immediately preceding sentence of this Section 2(A)(5)(d)(iv), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series C Convertible Preferred and such other series of Series Preferred that qualify for similar anti-dilution protection upon such sale or issuance. The determination of whether any adjustment is required under this Section 2(A)(5)(d)(iv) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Corporation Common Stock upon the exercise of such rights to subscribe or purchase.

         B.       SERIES D  CONVERTIBLE PREFERRED AND SERIES E CONVERTIBLE
                  PREFERRED.

                  1. RANKING. The Series D Convertible Preferred and Series E Convertible Preferred shall rank on a parity with the other Series Preferred with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

                  2.       DIVIDENDS AND DISTRIBUTIONS.

                           (a)      DIVIDENDS.  The holders of shares of Series
D Convertible Preferred and Series E Convertible Preferred shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Legally Available Funds. No dividends may be declared or paid on the Series D Convertible Preferred and Series E Convertible Preferred unless simultaneously therewith, the Board of Directors also declares or pays dividends ratably on the other Series Preferred in accordance with the terms of those securities.

                           (b)      ACCRUED DIVIDENDS; RECORD DATE.  Dividends
payable on the Series D Convertible Preferred and Series E Convertible Preferred shall begin to accrue and be cumulative from December 24, 1998 at an annual rate equal to 8% based upon the Series D Liquidation Preference and Series E Liquidation Preference, as the case may be, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Series D Convertible Preferred and Series E Convertible Preferred entitled to receive payment of any dividends payable pursuant to Section 2(B)(2)(a), which record date shall not be more than 60 days prior to the applicable dividend payment date.

                           (c)      DIVIDENDS PRO RATA.  All dividends paid with
respect to shares of Series D Convertible Preferred and Series E Convertible Preferred pursuant to this Section 2(B)(2) shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated for the payment of dividends with respect to the shares of Series D Convertible Preferred and Series E Convertible Preferred pro rata based upon the Series D Liquidation Preference and Series E Liquidation Preference, respectively.

                           (d)      CERTAIN RESTRICTIONS.

                                    (1)     If any dividends accrued on shares
         of Series D Convertible Preferred and Series E Convertible Preferred as provided in this Section 2(B)(2) are not paid in full in cash, then until all such dividends shall have been paid in full in cash, the Corporation shall not (x) declare or pay cash dividends on, make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation ranking junior to the Series D Convertible Preferred and Series E Convertible Preferred, (y) declare or pay dividends on, or make any other distributions with respect to, any shares of the other Series Preferred, except dividends or distributions paid ratably on all Series Preferred in accordance with the terms of those securities, or
         (z) redeem, purchase or otherwise acquire for consideration any shares of the other Series Preferred, except redemptions, purchases or other acquisitions for consideration effected ratably on the Series Preferred, in proportion to the total amounts to which the holders of all shares of the Series Preferred would be entitled on a liquidation, dissolution or winding up of the Corporation.

                                    (2)     The Corporation shall not cause any
         Person to make any distribution with respect to or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation unless the Corporation could, pursuant to subsection (1) of this Section 2(B)(2)(d), make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                           (e)      DIVIDEND WAIVER.  If the Corporation
consummates a Qualified Public Offering or a Qualified Sale Transaction at any time prior to December 24, 2002, then all accrued and unpaid dividends on the Series D Convertible Preferred and Series E Convertible Preferred to the date of the closing of such Qualified Public Offering or Qualified Sale Transaction shall be automatically waived if the per share value placed on the Series C Convertible Preferred in such offering or sale (without reference to accrued dividends on such stock) equals at least seven times the Series C Liquidation Preference.

                  3. VOTING RIGHTS. In addition to any voting rights provided by law, the holders of shares of Series D Convertible Preferred and Series E Convertible Preferred shall have the following voting rights:

                           (a)      Except as otherwise required by
applicable law, each share of Series D Convertible Preferred and Series E Convertible Preferred shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each share of Series D Convertible Preferred and Series E Convertible Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast assuming that such shares of Series D Convertible Preferred and Series E Convertible Preferred had been converted, on the record date for determining the stockholders of the Corporation eligible to vote on any such matters, into the maximum number of shares of Common Stock into which such shares of Series D Convertible Preferred and Series E Convertible Preferred are then convertible as provided in Section 2(B)(5).

                           (b)      Unless the consent or approval of a greater
number of shares shall then be required by law, the affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding shares of Series D Convertible Preferred, Series E Convertible Preferred and Series G Redeemable Preferred, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders or by written consent, shall be necessary to (i) authorize or issue any capital stock senior to or on a parity with the Series Preferred, or reclassify capital stock junior to the Series Preferred as a stock on a parity with or senior to the Series Preferred, or reclassify any series of the Series Preferred as senior to any other of such series, (ii) repurchase, redeem, or declare any dividends or other distributions with respect to any equity securities of the Corporation (other than (a) dividends on the Series Preferred or redemption of the Series Preferred in accordance with the terms hereof and (b) purchases of Common Stock from employees of the Corporation or any of its subsidiaries in an amount not to exceed $50,000 in any 12-month period or as otherwise approved by the compensation committee of the Board of Directors of the Corporation), (iii) authorize, adopt or approve an amendment to this Amended and Restated Certificate of Incorporation that would increase or decrease the par value of the shares of Series D Convertible Preferred, Series E Convertible Preferred, or Series G Redeemable Preferred, alter or change the powers, preferences or special rights of the shares of Series D Convertible Preferred, Series E Convertible Preferred or Series G Redeemable Preferred, or alter or change the powers, preferences or special rights of any other capital stock of the Corporation so as to adversely affect the powers, preferences or special rights to the Series D Convertible Preferred, Series E Convertible Preferred or Series G Redeemable Preferred, (iv) amend, alter or repeal this Amended and Restated Certificate of Incorporation or the Corporation's By-laws so as to affect the shares of Series D Convertible Preferred, or Series E Convertible Preferred or Series G Redeemable Preferred adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation.

                  4.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a)      In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Series D Convertible Preferred, Series E Convertible Preferred or the Series G Redeemable Preferred, the holders of shares of Series D Convertible Preferred, Series E Convertible Preferred and Series G Redeemable Preferred shall be entitled to be paid, in the case of the Series D Convertible Preferred and Series E Convertible Preferred, an amount equal to the greater of (i) the Series D Liquidation Preference or Series E Liquidation Preference, as the case may be, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series D Convert ible Preferred or Series E Convertible Preferred, as the case may be, or (ii) the amount that the holders of shares of Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of the Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, had converted their shares immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up and, in the case of the Series G Redeemable Preferred, an amount equal to the Series G Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series G Redeemable Preferred, in any case, before any payment or distribution is made to any class or series of capital stock ranking junior to the Series G Redeemable Preferred, Series D Convertible Preferred or Series E Convertible Preferred.

                           (b)      If, upon any liquidation, dissolution or
winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series

Preferred shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series Preferred shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                           (c)      Neither the consolidation or merger of the
Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(B)(4).

                  5.       CONVERSION.

                           (a)      STOCKHOLDERS' RIGHT TO CONVERT.  Subject to
the next succeeding paragraph, each share of Series D Convertible Preferred and Series E Convertible Preferred shall be convertible, at the option of the holder thereof, at any time, or from time to time, into that number of shares of Common Stock equal to a fraction, the numerator of which is the Series D Liquidation Preference or the Series E Liquidation Preference, as the case may be, and the denominator of which is the Series D Conversion Price or Series E Conversion Price, as the case may be.

                           Notwithstanding the foregoing, whenever the
Corporation gives notice to its shareholders that it intends to effect a Qualified Public Offering, each holder of Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, shall notify the Corporation in writing as to whether such holder desires to convert its Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, in conjunction with the Qualified Public Offering. Such notice must be given by such holder within five Business Days of notice by the Corporation that it intends to effect a Qualified Public Offering, and failure to provide such notice within such time period shall be deemed to be an election by such holder not to convert its shares in conjunction with the Qualified Public Offering. If such holder timely notifies the Corporation that it intends to convert its shares in conjunction with the Initial Public Offering, then such election shall, subject to the last sentence of this paragraph, be irrevocable, and the conversion shall occur on the date the Qualified Public Offering is consummated. If such holder notifies the Corporation that it does not intend to convert its shares in conjunction with the Qualified Public Offering (or such holder fails to provide notice within the allotted time period), then, upon consummation of the Qualified Public Offering, such holders shares of Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, shall be redeemed in accordance with Section 2(B)(6)(a). In the event the proposed Qualified Public Offering is not consummated, any election (whether implied or affirmative) by such holder shall be deemed void and such holder shall continue to hold the number of shares of Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, as such holder held immediately prior to such election.

                           The option to convert into such Common Stock shall be exercised by surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series D Convertible Preferred, Series E Convertible Preferred and Common Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and at the time of such surrender, the Person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

                           (b)      INTENTIONALLY OMITTED.

                           (c)      ACCRUED DIVIDENDS.  Subject to Section 2(B)
(2)(e), if conversion pursuant to Section 2(B)(5)(a) occurs at a time when there are any accrued and unpaid dividends or other amounts due on the shares of Series D Convertible Preferred and Series E Convertible Preferred, such dividends and other amounts shall continue to be deferred but shall be paid in full by the Corporation to the holder of the shares of Common Stock into which such shares of Series D Convertible Preferred and Series E Convertible Preferred were converted no later than the Mandatory Redemption Date.

                           (d)      ANTI-DILUTION ADJUSTMENTS.

                                    (i)     DIVIDEND, SUBDIVISION,
COMBINATION OR RECLASSIFICATION OF CORPORATION COMMON STOCK. If the
Corporation shall, at any time or from time to time, (a) declare a dividend on the Corporation Common Stock payable in shares of its capital stock (including Corporation Common Stock, (b) subdivide the outstanding
Corporation Common Stock, (c) combine the outstanding Corporation Common
Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Corporation Common Stock (excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the number of shares of Corporation Common Stock that one share of Series D Convertible Preferred and one share of Series E Convertible Preferred, as the case may be, is convertible into at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of shares of Corporation Common
Stock issuable on such date shall be proportionately adjusted so that, in connection with a conversion of the Series D Convertible Preferred and Series
E Convertible Preferred after such date, the holder of the Series D
Convertible Preferred and Series E Convertible Preferred, as the case may be, shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the number of shares of Common Stock that one share of Series D Convertible Preferred and one share of Series E Convertible Preferred, as the case may be, is convertible into, shall be adjusted to that number of shares of Common Stock issuable immediately prior to such record date.

                                    (ii)    ISSUANCE OF RIGHTS TO PURCHASE
         CORPORATION COMMON STOCK BELOW CURRENT MARKET PRICE, OR SERIES D DILUTION PRICE OR SERIES E DILUTION PRICE. If the Corporation shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Corporation Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Corporation Common Stock or securities convertible into Corporation Common Stock at a price per share of Corporation Common Stock, or having a conversion price per share of Corporation Common Stock, if a security is convertible into Corporation Common Stock (determined in each such case by dividing (x) the total consideration payable to the Corporation upon exercise, conversion or exchange of such rights, warrants or other securities convertible into Corporation Common Stock by (y) the total number of shares of Corporation Common Stock covered by such rights, warrants or other securities convertible into Corporation Common Stock), lower than either the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Series D Dilution Price or the Series E Dilution Price, as the case may be, then the Series D Conversion Price or Series E Conversion Price, as the case may be, shall be reduced to the price determined by multiplying the Series D Conversion Price or Series E Conversion Price, as the case may be, in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Corporation Common Stock outstanding on such record date plus the number of additional shares of Corporation Common Stock which the aggregate offering price of the total number of shares of the Corporation Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Series D Applicable Price or Series E Applicable Price, as the case may be, and the denominator of which shall be the number of shares of Corporation Common Stock outstanding on such record date plus the number of additional shares of Corporation Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered or initially convertible). Notwithstanding the foregoing, if the sum of (Y) the aggregate offering price of the total number of shares of the Corporation Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) and (Z) the aggregate offering price of all shares of Corporation Common Stock (or the aggregate initial conversion price of all convertible securities) previously offered pursuant to the first sentence of this Section 2(B)(5)(d)(ii) or
         Section 2(B)(5)(d)(iv), equals $2,000,000 or more, and if in such offering the price per share of such Common Stock or convertible securities (in each case as determined above) is lower than the Series D Dilution Price or Series E Dilution Price, as the case may be, then the Series D Conversion Price and Series E Conversion Price, as the case may be shall be reduced to equal such price per share. In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation and shall be that value which is agreed upon by at least a majority of the members thereof, or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, and such other Series Preferred that qualify for similar anti-dilution protection upon such issuance. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights or warrants are not so issued, the Series D Conversion Price or Series E Conversion Price, as the case may be, shall be adjusted to the Series D Conversion Price or Series E Conversion Price, as the case may be, in effect immediately prior to such record date.

                                    (iii)   CERTAIN DISTRIBUTIONS.  If the
         Corporation shall, at any time or from time to time, fix a record date for the distribution to all holders of Corporation Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (i) regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or
         (ii) dividends payable in capital stock for which adjustment is made under Section 2(B)(5)(d)(i)) or subscription rights or warrants (excluding those referred to in Section 2(B)(5)(d)(ii)), the Series D Conversion Price or Series E Conversion Price, as the case may be, shall be reduced to the price determined by multiplying the Series D Conversion Price or Series E Conversion Price, as the case may be, in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as agreed upon by at least a majority of the members of the Board of Directors of the Corporation, or, if such percentage of the members of the Board of Directors of the Corporation are unable to agree thereon, the fair market value as determined by an independent investment bank of nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series Preferred that qualify for similar anti-dilution protection upon such issuance) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Corporation Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Series D Conversion Price or Series E Conversion Price, as the case may be, shall be adjusted to the Series D Conversion Price or Series E Conversion Price, as the case may be, in effect immediately prior to such record date.

                                    (iv)    ISSUANCE OF CORPORATION COMMON STOCK
         BELOW CURRENT MARKET PRICE, OR SERIES D DILUTION PRICE OR SERIES E DILUTION PRICE. If the Corporation shall, at any time or from time to time, directly or indirectly, sell or issue shares of Corporation Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Corporation Common Stock (excluding (a) shares issued in any of the transactions described in Section 2(B)(5)(d)(i),
         (ii) or (iii), (b) shares issued upon the exercise or conversion of Series D Convertible Preferred, Series C Convertible Preferred or Series E Convertible Preferred or any other securities convertible into or exchangeable for shares of Corporation Common Stock outstanding on the Issue Date of the Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, (c) options for up to 1,705,626 shares of Common Stock (subject to adjustment in the circumstances set forth in Section 2(B)(5)(d)(i)) issuable pursuant to bona fide employee benefit plans or arrangements approved or adopted by the Corporation's Board of Directors, and the shares of Common Stock issuable on exercise of such options, if such options or shares would otherwise be included in this Section 2(B)(5)(d)(iv), (d) shares of Common Stock and options for shares of Common Stock (subject to adjustment in the circumstances set forth in Section 2(B)(5)(d)(i)) issuable in connection with acquisitions approved by at least 80% of the Corporation's Board of Directors, and the shares of Common Stock issuable on exercise of such options, if such options or shares would otherwise be included in this Section 2(B)(5)(d)(iv) and (e) the Series D Warrants and Series E Warrants and the shares of Common Stock issuable upon conversion of the shares of Series D Convertible Preferred and Series E Convertible Preferred issuable upon exercise of such warrants, if such shares or warrants would otherwise be included in this Section 2(B)(5)(d)(iv)) at a price per share of Corporation Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Corporation Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than either the Current Market Price per share of Common Stock or the Series D Dilution Price or Series E Dilution Price, as the case may be, immediately prior to such sale or issuance, then the Series D Conversion Price or Series E Conversion Price, as the case may be, shall be reduced to the price determined by multiplying the Series D Conversion Price or Series E Conversion Price, as the case may be, in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Corporation Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Corporation Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Series D Applicable Price or Series E Applicable Price, as the case may be, and the denominator of which shall be the total number of shares of Corporation Common Stock outstanding immediately after such sale or issuance. Notwithstanding the foregoing, if the sum of (Y) the aggregate consideration received (determined as provided below) for such sale or issuance and (Z) the aggregate consideration received (determined as provided below) for all sales or issuances previously executed pursuant to the first sentence of this Section 2(B)(5)(d)(iv) or Section 2(B)(5)(d)(ii), equals $2,000,000 or more, and if in such sale or issuance the per share price of such Common Stock, or such rights, options, warrants, or convertible or exchangeable securities (determined as provided above) is lower than the Series D Dilution Price or Series E Dilution Price, as the case may be, then the Series D Conversion Price and Series E Conversion Price, as the case may be, shall be reduced to equal such price per share; PROVIDED, THAT, the reduction provided for in this sentence shall occur only if the holders of the Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, purchase from the Corporation a pro rata portion (based on the number of shares of Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, held by such holder) of all such Common Stock (or securities convertible into such Common Stock) being so issued by the Corporation. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Corporation Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Corporation Common Stock covered thereby. If the Corporation shall sell or issue shares of Corporation Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Corporation Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence and the immediately preceding sentence of this Section 2(B)(5)(d)(iv), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, and such other series of Series Preferred that qualify for similar anti-dilution protection upon such sale or issuance. The determination of whether any adjustment is required under this Section 2(B)(5)(d)(iv) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Corporation Common Stock upon the exercise of such rights to subscribe or purchase.

                  6. REDEMPTION. The Corporation shall, as provided below, redeem the shares of Series D Convertible Preferred and Series E Convertible Preferred.

                           (a)      AUTOMATIC REDEMPTION.  If not converted
prior thereto by the holders of the Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, in accordance with Section 2(B)(5), on the date of the closing of a Qualified Public Offering or a Qualified Sale Transaction (a "MANDATORY REDEMPTION DATE"), all but not less than all outstanding shares of Series D Convertible Preferred and Series E Convertible Preferred, shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law), at a Series D Redemption Price per share and Series E Redemption price per share, as the case may be, equal to 100% of the Series D Liquidation Preference and Series E Liquidation Preference for such Series D Convertible Preferred and Series E Convertible Preferred, respectively, plus all accrued and unpaid dividends on the Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, to the date of redemption. The total sum payable per share of Series D Convertible Preferred and Series E Convertible Preferred to be redeemed (respectively, the "SERIES D REDEEMED SHARES" and "SERIES E REDEEMED SHARES") on the Mandatory Redemption Date is hereinafter referred to respectively as the "SERIES D REDEMPTION PRICE" AND "SERIES E REDEMPTION PRICE"), and the payment to be made on the Mandatory Redemption Date for the Series D Redeemed Shares and Series E Redeemed Shares, respectively, is hereinafter referred to respectively as the "SERIES D REDEMPTION PAYMENT" AND "SERIES E REDEMPTION PAYMENT"). Upon notice from the Corporation, each holder of Series D Convertible Preferred and Series E Convertible Preferred so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for such stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

                           (b)      TERMINATION OF RIGHTS.  Except as set forth
in Section 2(B)(6)(c), on and after the Mandatory Redemption Date all rights of any holder of Series D Convertible Preferred and Series E Convertible Preferred shall cease and terminate; and such Series D Redeemed Shares and Series E Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; PROVIDED, HOWEVER, that, if the Corporation defaults in the payment of the Series D Redemption Payment or Series E Redemption Payment, the rights of the holders of Series D Convertible Preferred and Series E Convertible Preferred shall continue until the Corporation cures such default.

                           (c)      INSUFFICIENT FUNDS FOR REDEMPTION.  If the
funds of the Corporation available for redemption of the Series Preferred that are redeemable by law or otherwise on the Mandatory Redemption Date are insufficient to redeem such shares on such date, then such funds shall be distributed among the Series Preferred that are redeemable (and to the extent any such Series has not been converted prior thereto) pro rata among the holders of such Series Preferred according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the applicable redemption prices on the Series Preferred and redeeming all of the shares of Series Preferred to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Series Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above. In the event that funds are not available by law for the payment in full of the applicable redemption prices on the Series Preferred to be so redeemed on the Mandatory Redemption Date, then the Corporation shall be obliged to make such partial redemption so that the number of shares of Series Preferred held by each holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Series Preferred required to be redeemed on such Mandatory Redemption Date as the number of shares of Series Preferred then held by such holder bears to the aggregate number of shares of redeemable Series Preferred then outstanding. In the event that the Corporation fails to redeem shares of Series Preferred for which redemption is required, then during the period from the Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Mandatory Redemption Date are actually redeemed, dividends on such shares shall continue to accrue and be cumulative as specified in Section 2(B)(2)(b).

         C.       SERIES F REDEEMABLE PREFERRED.

                  1. RANKING. The Series F Redeemable Preferred shall rank on a parity with the other Series Preferred with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

                  2.       DIVIDENDS AND DISTRIBUTIONS.

                           (a)      DIVIDENDS.  The holders of outstanding
shares of Series F Redeemable Preferred shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Legally Available Funds. No dividends may be declared or paid on the Series F Redeemable Preferred unless simultaneously therewith, the Board of Directors also declares or pays dividends ratably on the other Series Preferred in accordance with the terms of those securities.

                           (b)      ACCRUED DIVIDENDS; RECORD DATE.  Dividends
payable on the Series F Redeemable Preferred shall begin to accrue and be cumulative from the Issue Date of the Series F Redeemable Preferred at an annual rate equal to 8.00% based upon the Series F Liquidation Preference, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Series F Redeemable Preferred entitled to receive payment of any dividends payable pursuant to Section 2(C)(2)(a), which record date shall not be more than 60 days prior to the applicable dividend payment date.

                           (c)      DIVIDENDS PRO RATA.  All dividends paid with
respect to shares of Series F Redeemable Preferred pursuant to this Section 2(C)(2) shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated for the payment of dividends with respect to the shares of Series F Redeemable Preferred pro rata based upon the Series F Liquidation Preference.

                           (d)      CERTAIN RESTRICTIONS.

                                    (1) If any dividends accrued on shares of
                  Series F Redeemable Preferred as provided in this Section 2(C)(2) are not paid in full in cash, then until all such dividends shall have been paid in full in cash, the Corporation shall not declare (x) or pay cash dividends on, make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation ranking junior to the Series F Redeemable Preferred, (y) declare or pay dividends on, or make any other distributions with respect to, any shares of the other Series Preferred, except dividends or distributions paid ratably on all Series Preferred in accordance with the terms of those securities, or (z) redeem, purchase or otherwise acquire for consideration any shares of the other Series Preferred, except redemptions, purchases or other acquisitions for consideration effected ratably on the Series Preferred, in proportion to the total amounts to which the holders of all shares of the Series Preferred would be entitled on a liquidation, dissolution or winding up of the Corporation.

                                    (2) The Corporation shall not cause any
                  Person to make any distribution with respect to or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation unless the Corporation could, pursuant to subsection (1) of this Section 2(C)(2)(d), make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                           (e)      DIVIDEND WAIVER.  If the Corporation
consummates a Qualified Public Offering or a Qualified Sale Transaction at any time prior to December 24, 2002, then all accrued and unpaid dividends on the Series F Redeemable Preferred to the date of the closing of such Qualified Public Offering or Qualified Sale Transaction shall be automatically waived if the per share value placed on the Series C Preferred in such offering or sale (without reference to such accrued dividends) equals at least seven times the Series C Liquidation Preference.

                  3. VOTING RIGHTS. Except as set forth in Section 2(A)(3)(b), the holders of Series F Redeemable Preferred shall not have any right to vote unless required to have a vote under applicable law.

                  4.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a)      In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Series F Redeemable Preferred and the Series C Convertible Preferred, the holders of shares of Series F Redeemable Preferred and Series C Convertible Preferred shall be entitled to be paid, in the case of the Series F Redeemable Preferred, an amount equal to the Series F Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series F Redeemable Preferred and, in the case of the Series C Convertible Preferred, an amount equal to the greater of (i) the Series C Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series C Convertible Preferred or (ii) the amount that the holders of Series C Convertible Preferred would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of the Series C Convertible Preferred had converted their shares immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up, in either case, before any payment or distribution is made to any class or series of capital stock ranking junior to the Series F Redeemable Preferred and Series C Convertible Preferred.

                           (b)      If, upon any liquidation, dissolution or
winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series Preferred shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series Preferred shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                           (c)      Neither the consolidation or merger of the
Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(C)(4).

                  5. REDEMPTION. The Corporation shall, as provided below, redeem the shares of Series F Redeemable Preferred.

                           (a)      AUTOMATIC REDEMPTION.  On the Mandatory
Redemption Date, all but not less than all outstanding shares of Series F Redeemable Preferred shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law), at a Series F Redemption Price per share equal to 100% of the Series F Liquidation Preference for such Series F Redeemable Preferred, plus (i) all accrued and unpaid dividends on the Series F Redeemable Preferred to the date of redemption and (ii) all deferred amounts on the Series C Convertible Preferred specified in Section 2(A)(5)(c) hereof. The total sum payable per share of Series F Redeemable Preferred to be redeemed (the "SERIES F REDEEMED SHARES") on the Mandatory Redemption Date is hereinafter referred to as the "SERIES F REDEMPTION PRICE", and the payment to be made on the Mandatory Redemption Date for the Series F Redeemed Shares is hereinafter referred to as the "SERIES F REDEMPTION PAYMENT". Upon notice from the Corporation, each holder of Series F Redeemable Preferred so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series F Redeemable Preferred, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

                           (b)      TERMINATION OF RIGHTS.  Except as set forth
in Section 2(C)(5)(c), on and after the Mandatory Redemption Date all rights of any holder of Series F Redeemable Preferred shall cease and terminate; and such Series F Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; PROVIDED, HOWEVER, that, if the Corporation defaults in the payment of the Series F Redemption Payment, the rights of the holders of Series F Redeemable Preferred shall continue until the Corporation cures such default.

                           (c)      INSUFFICIENT FUNDS FOR REDEMPTION.  If the
funds of the Corporation available for redemption of the Series Preferred that are redeemable by law or otherwise on the Mandatory Redemption Date are insufficient to redeem such shares on such date, then such funds shall be distributed among the Series Preferred that are redeemable (and to the extent any such Series has not been converted prior thereto) pro rata among the holders of such Series Preferred according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Mandatory Redemption Date were redeemed in full. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the applicable redemption prices on the Series Preferred and redeeming all of the shares of Series Preferred to be redeemed hereunder. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Series Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above. In the event that funds are not available by law for the payment in full of the applicable redemption prices on the Series Preferred to be so redeemed on the Mandatory Redemption Date, then the Corporation shall be obliged to make such partial redemption so that the number of shares of Series Preferred held by each holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Series Preferred required to be redeemed on such Mandatory Redemption Date as the number of shares of Series Preferred then held by such holder bears to the aggregate number of shares of redeemable Series Preferred then outstanding. In the event that the Corporation fails to redeem shares of Series Preferred for which redemption is required, then during the period from the Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Mandatory Redemption Date are actually redeemed, dividends on such shares shall continue to accrue and be cumulative as specified in Section 2(C)(2)(b).

         D.       SERIES G REDEEMABLE PREFERRED.

                  1. RANKING. The Series G Redeemable Preferred shall rank on a parity with the other Series Preferred with respect to dividend rights and rights on liquidation, dissolution or winding up, and shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

                  2.       DIVIDENDS AND DISTRIBUTIONS.

                           (a)      DIVIDENDS.  The holders of outstanding
shares of Series G Redeemable Preferred shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Legally Available Funds. No dividends may be declared or paid on the Series G Redeemable Preferred unless simultaneously therewith, the Board of Directors also declares or pays dividends on the other Series Preferred in accordance with the terms of those securities.

                           (b)      ACCRUED DIVIDENDS; RECORD DATE.  Dividends
payable on the Series G Redeemable Preferred shall begin to accrue and be cumulative from the Issue Date of the Series G Redeemable Preferred at an annual rate equal to the Prime Rate plus 1% based upon the Series G Liquidation Preference, calculated on the basis of a 360-day year consisting of twelve 30-day months, and shall accrue on a daily basis, in each case whether or not earned or declared. The Board of Directors may fix a record date for the determination of holders of shares of Series G Redeemable Preferred entitled to receive payment of any dividends payable pursuant to Section 2(D)(2)(a), which record date shall not be more than 60 days prior to the applicable dividend payment date.

                           (c)      DIVIDENDS PRO RATA.  All dividends paid with
respect to shares of Series G Redeemable Preferred pursuant to this Section 2(D)(2) shall be paid pro rata to the holders entitled thereto. In the event that the Legally Available Funds shall be insufficient for the payment of the entire amount of cash dividends payable at any dividend payment date, such funds shall be allocated for the payment of dividends with respect to the shares of Series F Redeemable Preferred pro rata based upon the Series G Liquidation Preference.

                           (d)      CERTAIN RESTRICTIONS.

                                    (1) If any dividends accrued on shares of
                  Series G Redeemable Preferred as provided in this Section 2(D)(2) are not paid in full in cash, then until all such dividends shall have been paid in full in cash, the Corporation shall not declare (x) or pay cash dividends on, make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation ranking junior to the Series G Redeemable Preferred, (y) declare or pay dividends on, or make any other distributions with respect to, any shares of the other Series Preferred, except dividends or distributions paid ratably on all Series Preferred in accordance with the terms of those securities, or (z) redeem, purchase or otherwise acquire for consideration any shares of the other Series Preferred, except redemptions, purchases or other acquisitions for consideration effected ratably on the Series Preferred, in proportion to the total amounts to which the holders of all shares of the Series G Preferred would be entitled on a liquidation, dissolution or winding up of the Corporation.

                                    (2) The Corporation shall not cause any
                  Person to make any distribution with respect to or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation unless the Corporation could, pursuant to subsection (1) of this Section 2(D)(2)(d), make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

                  3. VOTING RIGHTS. Except as set forth in Section 2(B)(3)(b), the holders of Series G Redeemable Preferred shall not have any right to vote unless required to have a vote under applicable law.

                  4.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a)      In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or of any other capital stock ranking in any such event junior to the Series G Redeemable Preferred, Series D Convertible Preferred and the Series E Convertible Preferred, the holders of shares of Series G Redeemable Preferred, Series D Convertible Preferred and Series E Convertible Preferred shall be entitled to be paid, in the case of the Series G Redeemable Preferred, an amount equal to the Series G Liquidation Preference, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series G Redeemable Preferred and, in the case of the Series D Convertible Preferred and Series E Convertible Preferred, an amount equal to the greater of (i) the Series D Liquidation Preference and Series E Liquidation Preference, as the case may be, plus an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, or (ii) the amount that the holders of Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, would be entitled to receive in connection with such liquidation, dissolution or winding up if all of the holders of the Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, had converted their shares immediately prior to any relevant record date or payment in connection with such liquidation, dissolution or winding up, in either case, before any payment or distribution is made to any class or series of capital stock ranking junior to the Series G Redeemable Preferred.

                           (b)      If, upon any liquidation, dissolution or
winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series Preferred shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series Preferred shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                           (c)      Neither the consolidation or merger of the
Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(D)(4).

                  5. REDEMPTION. The Corporation shall, as provided below, redeem the shares of Series G Redeemable Preferred.

                           (a)      AUTOMATIC REDEMPTION.  On the earlier of
(i) the Mandatory Redemption Date or (ii) December 24, 2008 (the earlier of clause (i) and (ii) being the "SERIES G MANDATORY REDEMPTION DATE"), all but not less than all outstanding shares of Series G Redeemable Preferred shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law), at a Series G Redemption Price per share equal to 100% of the Series G Liquidation Preference for such Series G Redeemable Preferred, plus all accrued and unpaid dividends on the Series G Redeemable Preferred to the date of redemption. The total sum payable per share of Series G Redeemable Preferred to be redeemed (the "SERIES G REDEEMED SHARES") on the Series G Mandatory Redemption Date is hereinafter referred to as the "SERIES G REDEMPTION PRICE", and the payment to be made on the Series G Mandatory Redemption Date for the Series G Redeemed Shares is hereinafter referred to as the "SERIES G REDEMPTION PAYMENT". Upon notice from the Corporation, each holder of Series G Redeemable Preferred so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series G Redeemable Preferred, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer.

                           (b)      TERMINATION OF RIGHTS.  Except as set forth
in Section 2(D)(5)(c), on and after the Series G Mandatory Redemption Date all rights of any holder of Series G Redeemable Preferred shall cease and terminate; and such Series G Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; PROVIDED, HOWEVER, that, if the Corporation defaults in the payment of the Series G Redemption Payment, the rights of the holders of Series G Redeemable Preferred shall continue until the Corporation cures such default.

                           (c)      INSUFFICIENT FUNDS FOR REDEMPTION.  If the
funds of the Corporation available for redemption of the Series Preferred that are redeemable by law or otherwise on the Series G Mandatory Redemption Date are insufficient to redeem such shares on such date, then such funds shall be distributed among the Series Preferred that are redeemable on such date (and to the extent any such Series has not been converted prior thereto) pro rata among the holders of such Series Preferred according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Series G Mandatory Redemption Date were redeemed in full. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Corporation from paying the applicable redemption prices on the Series Preferred and redeeming all of the shares of Series Preferred to be redeemed hereunder on such date. At any time thereafter when additional funds of the Corporation are available by law for the redemption of shares of Series Preferred that were redeemable on such date, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above. In the event that funds are not available by law for the payment in full of the applicable redemption prices on the Series Preferred to be so redeemed on the Series G Mandatory Redemption Date, then the Corporation shall be obliged to make such partial redemption so that the number of shares of Series Preferred held by each holder shall be reduced in an amount which shall bear the same ratio to the actual number of shares of Series Preferred required to be redeemed on such Series G Mandatory Redemption Date as the number of shares of Series Preferred then held by such holder bears to the aggregate number of shares of redeemable Series Preferred then outstanding. In the event that the Corporation fails to redeem shares of Series Preferred for which redemption is required on such date, then during the period from the Series G Mandatory Redemption Date through the date on which such shares that the Corporation failed to redeem on the Series G Mandatory Redemption Date are actually redeemed, dividends on such shares shall continue to accrue and be cumulative as specified in Section 2(D)(2)(b).

         E. COMMON STOCK. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote and to all other rights, powers and privileges of stockholders under Delaware law. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Series Preferred and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and funds sufficient for the payment thereof in full set apart for payment, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its stockholders.

         F.       MISCELLANEOUS.

                  1. DE MINIMIS ADJUSTMENTS. No adjustment of the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, shall be made if the amount of such adjustment would result in a change in the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price per share, as the case may be, of less than $.02, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, of $.05 per share or more. If the Corporation shall, at any time or from time to time, issue Corporation Common Stock by way of dividends on any stock of the Corporation or subdivide or combine the outstanding shares of the Corporation Common Stock, such amounts of $.02 and $.05 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Section 2(F)(1), any adjustment postponed pursuant to this Section 2(F)(1) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 2(F)(1), have required such adjustment and (ii) the date of any conversion of shares of Series C Convertible Preferred, Series D Preferred or Series E Convertible Preferred, as the case may be.

                  2. FRACTIONAL SHARES. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of any shares of Series Preferred or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Corporation may pay therefor, at the time of any conversion of shares of Series Preferred as herein provided, an amount in cash equal to such fraction multiplied by the greater of the Current Market Price and the Series C Dilution Price, in the case of the Series C Convertible Preferred, Series D Dilution Price, in the case of the Series D Convertible Preferred, and Series E Dilution Price, in the case of the Series E Convertible Preferred.

                  3. REORGANIZATION, RECLASSIFICATION, MERGER AND SALE OF ASSETS ADJUSTMENT. If there occurs any capital reorganization or any reclassification of the Corporation Common Stock or the Series F Redeemable Preferred, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Corporation Common Stock or Series F Redeemable Preferred) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation to another Person, then each share of Series C Convertible Preferred, Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Corporation Common Stock and Series F Redeemable Preferred upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock and Series F Redeemable Preferred into which such share of Series C Convertible Preferred, Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series C Convertible Preferred, Series D Convertible Preferred or Series E Convertible Preferred, as the case may be.

                  4. CERTIFICATE AS TO ADJUSTMENTS. Whenever the number of shares of Common Stock and/or Series F Redeemable Preferred issuable, or the securities or other property deliverable upon the conversion of the Series C Convertible Preferred, Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series C Convertible Preferred, Series D Preferred and Series E Convertible Preferred at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series C Convertible Preferred, Series D Convertible Preferred, Series E Convertible Preferred, as the case may be, and the Common Stock and/or the Series F Redeemable Preferred, as the case may be, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, its Treasurer or one of its Assistant Treasurers, stating the number of shares of Common Stock and/or Series F Redeemable Preferred issuable, or the securities or other property deliverable, per share of Series C Convertible Preferred, Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, converted, calculated to the nearest cent or to the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                  5. RESERVATION OF COMMON STOCK AND SERIES F REDEEMABLE PREFERRED. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series C Convertible Preferred, Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, the maximum number of each of its authorized but unissued shares of Common Stock and Series F Redeemable Preferred as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series C Convertible Preferred into Series C Conversion Units and the conversion of all Series D Convertible Preferred and Series E Convertible Preferred into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock or Series F Redeemable Preferred, as the case may be, if at any time there shall be insufficient authorized but


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

unissued shares of Common Stock or Series F Redeemable Preferred, as the case may be, to permit such reservation or to permit the conversion of all outstanding shares of Series C Convertible Preferred, Series D Convertible Preferred and Series E Convertible Preferred, as the case may be.

                  6. NO CONVERSION CHARGE OR TAX. The issuance and delivery of certificates for shares of Common Stock and Series F Redeemable Preferred upon the conversion of shares of Series C Convertible Preferred, Series D Convertible Preferred and Series E Convertible Preferred, as the case may be, shall be made without charge to the holder of shares of Series C Convertible Preferred, Series D Convertible Preferred or Series E Convertible Preferred, as the case may be, for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

                  7. CERTAIN REMEDIES. Any registered holder of shares of Series Preferred shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         G. DEFINITIONS. For the purposes of this Amended and Restated Certificate of Incorporation, the following terms shall have the meanings indicated:

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "CLOSING PRICE" shall mean, with respect to each share of Common Stock, for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such Common Stock is listed or admitted for trading or (b) if such Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such Common Stock as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" has the meaning assigned such term in Section
1.

                  "CORPORATION COMMON STOCK" shall mean, collectively, the Common Stock and any class of common stock of the Corporation authorized after the Issue Date of the Series C Convertible Preferred, Series D Convertible Preferred, Series E Convertible Preferred, Series F Redeemable Preferred and Series G Redeemable Preferred or any other class or series of stock resulting from successive changes or reclassifications of the Common Stock.

                  "CURRENT MARKET PRICE" shall mean, with respect to shares of Common Stock, on any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecu tive trading days commencing 15 days before such date. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least a majority of the members thereof, or if such percentage of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the holders of a majority of the outstanding shares of Series Preferred.

                  "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAAP" means generally accepted United States accounting principles in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "INITIAL PUBLIC OFFERING" shall mean the sale in an underwritten offering by the Corporation of its Common Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

                  "ISSUE DATE" shall mean in the case of each series of Series Preferred, the date on which shares of such Series C re issued.

                  "LEGALLY AVAILABLE FUNDS" has the meaning assigned such term in Section 2(A)(2)(a).

                  "MANDATORY REDEMPTION DATE" has the meaning assigned such term in Section 2(B)(6)(a).

                  "NASDAQ" shall mean the National Association of Securities Dealers, Inc.

                  "NET CASH PROCEEDS" shall mean, with respect to (x) any Initial Public Offering, (i) the cash proceeds received by the Corporation or any subsidiary of the Corporation, MINUS (ii) reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers) relating to such Initial Public Offering or (y) any Qualified Sale Transaction, (i) the cash proceeds received by the stockholders of the Corporation MINUS (ii) brokerage commissions or underwriting fees and all other costs, fees and expenses of the stockholders of the Corporation associated with such Qualified Sale Transaction (including, without limitation, fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers or other third party financial experts).

                  "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Corporation, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                  "PRIME RATE" shall mean the prime rate announced by Mellon Bank, N.A. as its prime rate as in effect from time to time.

                  "QUALIFIED PUBLIC OFFERING" means an Initial Public Offering by the Corporation with Net Cash Proceeds to the Corporation in excess of $30,000,000 and in respect of which the price per share of Common Stock sold in such Initial Public Offering is at least $7.82655 (subject to appropriate adjustment for any dividends, subdivisions, combinations or reclassifications of Common Stock) (such number to equal an implied valuation of three times the original price per share paid by J.H. Whitney III, L.P. for the Series C Convertible Preferred.

                  "QUALIFIED SALE TRANSACTION" means (i) any sale of all or substantially all of the capital stock of the Corporation owned by the stockholders of the Corporation or (ii) any merger, consolidation, sale or other business combination involving the corporation, in each case in one transaction or a series of transactions occurring prior to the consummation of an initial public offering.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SERIES C APPLICABLE PRICE" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Series C Dilution Price.

                  "SERIES D APPLICABLE PRICE" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Series D Dilution Price.

                  "SERIES E APPLICABLE PRICE" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Series E Dilution Price.

                  "SERIES C CONVERSION PRICE" shall mean, with respect to each share of Series C Convertible Preferred, its original purchase price of $2.60885, subject to adjustment as set forth in Section 2(A)(5).

                  "SERIES D CONVERSION PRICE" shall mean, with respect to each share of Series D Convertible Preferred, its original purchase price of $2.01, subject to adjustment as set forth in Section 2(B)(5).

                  "SERIES E CONVERSION PRICE" shall mean, with respect to each share of Series E Convertible Preferred, its original purchase price of $2.50, subject to adjustment as set forth in Section 2(B)(5).

                  "SERIES C CONVERSION UNIT" has the meaning assigned such term in Section 2(A)(5).

                  "SERIES C CONVERTIBLE PREFERRED" has the meaning assigned such term in Section 1.

                  "SERIES D CONVERTIBLE PREFERRED" has the meaning assigned such term in Section 1.

                  "SERIES E CONVERTIBLE PREFERRED" has the meaning assigned such term in Section 1.

                  "SERIES C DILUTION PRICE" shall mean, with respect to each share of Common Stock, $2.60885, subject to appropriate adjustment for events described in Section 2(A)(5)(d).

                  "SERIES D DILUTION PRICE" shall mean, with respect to each share of Common Stock, $2.01, subject to appropriate adjustment for events described in Section 2(B)(5)(d).

                  "SERIES E DILUTION PRICE" shall mean, with respect to each share of Common Stock, $2.50, subject to appropriate adjustment for events described in Section 2(B)(5)(d).

                  "SERIES C LIQUIDATION PREFERENCE" shall mean, with respect to each share of Series C Convertible Preferred, its original purchase price of $2.60885.

                  "SERIES D LIQUIDATION PREFERENCE" shall mean, with respect to each share of Series D Convertible Preferred, $2.01.

                  "SERIES E LIQUIDATION PREFERENCE" shall mean, with respect to each share of Series E Convertible Preferred, $2.50.

                  "SERIES F LIQUIDATION PREFERENCE" shall mean with respect to each share of Series F Redeemable Preferred, $4,200,000 divided by the number of shares of Series F Redeemable Preferred outstanding (assuming conversion of all shares of Series C Convertible Preferred pursuant to Section 2(A)(5)).

                  "SERIES G LIQUIDATION PREFERENCE" shall mean, with respect to each share of Series G Redeemable Preferred, the quotient arrived at by dividing 1,560,000 into an amount equal to the sum of (i) a loan to the Corporation in the initial principal amount of $2,684,675 and all accrued interest thereon pursuant to a Loan Agreement dated as of September 6, 1996 between the Corporation and Health Systems International, Inc. and (ii) a loan to the Company in the initial principal amount of $1,000,000 and all accrued interest thereon pursuant to a Loan Agreement dated as of September 8, 1995 between the Corporation and Health Systems International, Inc.

                  "SERIES G MANDATORY REDEMPTION DATE" has the meaning assigned to such term in 2(D)(5)(a).

                  "SERIES F REDEEMABLE PREFERRED" has the meaning assigned such term in Section 1.

                  "SERIES G REDEEMABLE PREFERRED" has the meaning assigned such term in Section 1.

                  "SERIES D WARRANTS" means the warrant to purchase up to 1,334,000 shares of Series D Convertible Preferred outstanding on the date hereof.

                  "SERIES E WARRANTS" means the warrants to purchase up to 400,000 shares of Series E Convertible Preferred outstanding on the date hereof.

         SEVENTH. BOARD OF DIRECTORS. The directors of the corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take action, except as specifically provided in the Pennsylvania BCL, as the same may be amended from time to time. In addition, the Corporation shall, to the fullest extent permitted by the provisions of the Pennsylvania BCL relating to the indemnification and advancement of expenses, as the same may be amended from time to time, indemnify and advance expenses for the benefit of any and all directors and representatives of the Corporation and any and all other persons whom the Corporation shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled to under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors and administrators of such persons.

         EIGHTH. HEADINGS. Any headings preceding the text of the several Articles, parts and paragraphs hereof are solely for the convenience of reference and shall not constitute a part of these Articles or affect their meaning, construction or effect.

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